SEARCHLIGHT MINERALS CORP. ANNOUNCES RESULTS OF METALLURGICAL
TESTING ON SEARCHLIGHT GOLD PROJECT

HENDERSON, Nevada (January 29, 2007) -- Searchlight Minerals Corp. (OTC BB: SRCH) (the “Company”), today announced that it has received the initial results of metallurgical testing conducted by its independent mining consultants Arrakis, Inc (“Arrakis”) on chain-of-custody surface samples collected from the Company’s Searchlight Gold Project in southern Nevada.

Metallurgical testing by Arrakis using the process of total digestion has consistently revealed a feed grade of 0.37 ounces per ton (opt) gold or better in the Searchlight Project samples. Preliminary tests indicate that the “head” ore grade may be concentrated. Metallurgical extraction, using autoclave leaching, has been successful in extracting 80% of the gold into solution. Work is continuing to optimize these processes and finalize a potential commercial extraction protocol for the Searchlight Gold Project. Once this is completed, drilling for reserves is expected to determine the commercial feasibility of the project.

The table below provides an overview of the results from hundreds of metallurgical tests completed, to date, by independent mining consultants Arrakis:

Chain of Custody Results Summary

COC Tests (SP4)	Feed Grade Gold (opt)**	Extracted Grade Gold (opt)**	Leach Method
Bench Leach Tests
SP4 – 500grams	0.58	0.24 – 0.42	48 hr Leach
SP4 – 50lbs head Con 1 Con 2	0.54 1.56 0.93	0.36 0.75	96 hr leach 96 hr leach

Bulk Leach Tests
BL1 - 1,000 lbs	0.58	0.25	48 hr Leach
BL2 - 1,000 lbs	0.58	0.22	48 hr Leach
BL3 – 9,000 lbs head 1,674 lbs cons	0.90	0.21	72 hr Leach

Autoclave Tests
TP2-12 – 200 grams	0.34 – 0.39	0.03 – 0.26	1.5 hr Autoclave
TP8 – 200 grams TP9 (TP8 tails) Total	0.37	0.16 0.14 0.30	1.5 hr Autoclave 1.5 hr Autoclave 3.0 hr Autoclave

* Gold analysis was performed by Arrakis, Inc. under chain-of-custody parameters. Analysis of all head ore samples was done by 3 acid digestion in a Milestone Ethos Plus microwave sample digester and analyzed by a Perkin Elmer 5100 graphite furnace atomic adsorption (GFAA) system with Zeeman background correction. Pregnant solutions from all bench and bulk tests were analyzed for Au using calibration blanks and standards corrected with matching sample matrix to the specific solution being read.
** Feed Grade is the initial gold content in the sample. Extracted Grade is the amount of gold leached into solution.

Discussion of Work Program

The Company has been working on the Searchlight property for the past 20 months. In May 2005, Arrakis, Inc., a Denver-based independent mining consultancy that specializes in refractory or problematic gold ore extraction techniques, was engaged by the Company, to collect preliminary chain-of-custody (“COC”) surface samples from the Searchlight property (located near Searchlight, NV) and analyze such samples for gold content. Results of the surface samples are provided below:

Surface Sample I.D.	Feed Grade Au (opt)
SS5	0.39
SS6	0.48
SS7	0.55
SS8	0.69

While the feed grade of the preliminary samples indicated significant gold content, the grade recovered into solution from sample SS8 in a somewhat standard bottle roll leach test approximated 0.19 opt gold.

Following this initial sampling, Arrakis tested a variety of bench scale leach methods in order to improve extraction of the gold. The bench testing and optimization of leach conditions improved the extraction efficiency to 72% and outlined a protocol for bulk leach testing. To further the work program, six tons of COC bulk samples were collected from the Searchlight property on September 14, 2005. Results from analyses of the bulk samples were as follows:

Bulk Test I.D.	Feed Grade Au (opt)	Extracted Grade Au (opt)
BL 1	0.58	0.25
BL 2	0.58	0.22
BL 3	0.90	0.21

“While the bulk test did not optimize extraction of the gold from the ore, it demonstrated that metal can be produced from this refractory ore and that analytical techniques now exist to allow the optimization of its recovery,” stated Jim Murray, President of Arrakis Inc. “While more work is required to optimize and define the recovery process, results to date indicate the potential for an economically viable precious metal resource. Information developed from the extensive bench and bulk scale test activities should allow process optimization to proceed more rapidly, subject to quantifying the deposit size and quality through a drilling program.”

Arrakis has begun work on examining pressure leaching via autoclave to enhance both the kinetics and extraction efficiency of gold from solution. A series of 11 autoclave tests were conducted at John E. Litz & Associates using 200-gram samples in a Parr 1 liter pressure reactor. Solution analysis was completed by Arrakis, Inc. The results of such tests are summarized in the following table:

Autoclave Test I.D.	Feed Grade Au (opt)	Extracted Grade Au (opt)
TP2	0.37	0.07
TP3	0.39	0.08
TP4	0.38	0.03
TP5	0.37	0.15
TP6	0.34	0.19
TP7	0.37	0.03
TP8	0.37	0.16
TP9	0.37	0.14
TP10	0.37	0.23
TP11	0.37	0.26
TP12	0.37	0.15

All samples approximated 200 grams in 1 liter of solution. Leach time for all samples approximated 90 min and the sample for TP7 was dead roasted prior to leaching.

“We are very pleased with our progress, to date, and continue to pursue a focused and detailed metallurgical program to develop a commercially viable process for this gold project,” stated Ian McNeil, President and Chief Executive Officer of Searchlight Minerals Corp. “We have outlined a detailed work program with Arrakis for the first part of 2007 to further move this project towards feasibility. If future results continue to be encouraging, we expect to drill the property later this year.”

About Searchlight Minerals Corp.

Searchlight Minerals Corp. is a dynamic mineral exploration company focused on the acquisition and development of projects in the southwestern United States. The Company is currently involved in two projects: (1) the Clarkdale Slag Project, which seeks to recover precious and base metals from the reprocessing of slag material produced from the smelting of copper ores from former mines in the Jerome, Arizona area; and (2) the Searchlight Gold Project, which involves exploration for precious metals on mining claims near Searchlight, Nevada. The Clarkdale Project is the more advanced of two ongoing projects that the Company is pursuing. The Searchlight Gold Project is an early-stage gold exploration endeavor on 3,200 acres located approximately 50 miles south of Las Vegas, Nevada.

Searchlight Minerals Corp. is headquartered in Henderson, Nevada, and its common stock is listed on the OTC Bulletin Board under the symbol “SRCH”. For further details, please visit the Company's website at www.searchlightminerals.com or contact the Investors Relations Department at:

Ph: (702) 939-5247
Fax: (702) 939-5249
email: ir@searchlightminerals.com

Forward-Looking Statements

This Press Release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning the specific factors disclosed under the heading “Risk Factors” and elsewhere in the Company’s periodic filings with the U.S. Securities and Exchange Commission. When used in this news release, the words such as "could,” “plan”, "estimate", "expect", "intend", "may", "potential", "should", and similar expressions, are forward-looking statements. The risk factors that could cause actual results to differ from these forward-looking statements include, but are not restricted to the Company’s limited operating history, uncertainties about the availability of additional financing, geological or mechanical difficulties affecting the Company’s planned geological work programs, uncertainty of estimates of mineralized material, operational risk, environmental risk, financial risk, currency risk, dependence on joint venture partners and other statements that are not historical facts as disclosed under the heading “Risk Factors” and elsewhere in the Company’s periodic filings with securities regulators in the United States.